Exhibit 21

                             INTERCREDITOR AGREEMENT

         INTERCREDITOR AGREEMENT, dated as of December 21, 2001 (as amended, supplemented, amended and restated or otherwise modified from time to time, this "Agreement"), by and among (i) TPG PARTNERS III, L.P., TCW/CRESCENT MEZZANINE PARTNERS III, L.P., TCW/CRESCENT MEZZANINE TRUST III, GREEN EQUITY INVESTORS III, L.P. and GREEN EQUITY INVESTORS SIDE III, L.P., as fund guarantors under the Guaranty defined below (collectively, the "Fund Guarantors"), (ii) CITICORP USA, INC., as administrative agent (in such capacity, the "Administrative Agent"), acting on behalf of itself and for the other financial institutions (the "Lenders") that are or may from time to time become parties to the Revolving Credit Agreement, dated as of December 21, 2001 (as amended, supplemented, amended and restated or otherwise modified from time to time, the "Revolving Credit Agreement") by and among MEMC ELECTRONIC MATERIALS, INC., a Delaware corporation (the "Borrower"), the Lenders and the Administrative Agent, and (iii) CITICORP USA, INC., as collateral agent under the Revolving Credit Security Documents and the Reimbursement Security Documents (each as defined below) (in such capacity, the "Collateral Agent").

                               W I T N E S S E T H

         WHEREAS, the Borrower, the Lenders and the Administrative Agent are parties to the Revolving Credit Agreement pursuant to which the Lenders will provide the Borrower with a revolving credit facility in an initial aggregate amount not to exceed U.S. $150,000,000;

         WHEREAS, the Collateral Agent, for the benefit of the secured parties under the Revolving Credit Security Documents (the "Revolving Credit Secured Parties"), holds certain liens and other security interests granted by the Borrower and the Subsidiary Loan Parties pursuant to the Loan Documents, as security for the obligations of the Borrower under the Revolving Credit Agreement and certain other documents entered into in connection therewith;

         WHEREAS, each of the Fund Guarantors has entered into a Guaranty (collectively, the "Guaranty") dated as of December 21, 2001 with the Administrative Agent, pursuant to which the Fund Guarantors have agreed to guarantee the obligations of the Borrower under the Revolving Credit Agreement on the terms set forth therein;

         WHEREAS, the Borrower has entered into a Reimbursement Agreement dated as of December 21, 2001, with the Fund Guarantors and the Collateral Agent (as amended, supplemented, amended and restated or otherwise modified from time to time, the "Reimbursement Agreement"), pursuant to which the Borrower agrees to reimburse the Fund Guarantors for any and all payments made under the Guaranty;

         WHEREAS, the Collateral Agent, for the benefit of the Fund Guarantors (the "Reimbursement Secured Parties"), holds certain liens and other security interests granted by the Borrower and the Subsidiary Reimbursement Parties pursuant to the Reimbursement Documentation, as security for the obligations of the Borrower under the Reimbursement Agreement and certain other documents entered into in connection therewith;

         WHEREAS, the obligations of the Borrower under the Revolving Credit Agreement and the Reimbursement Agreement rank senior to the Borrower's Senior Subordinated Secured Notes Due 2007, issued pursuant to the Indenture dated as of November 13, 2001 (as amended, restated, supplemented, otherwise modified or replaced from time to time, the "Indenture") by and among the Borrower, Citibank, N.A., as trustee (in such capacity, the "Trustee") and the Citicorp USA, Inc., as collateral agent for the secured parties under the Indenture;

         WHEREAS, in order to provide for the orderly administration of the Revolving Credit Agreement, the Reimbursement Agreement, the Guaranty and the obligations of the Borrower to the Secured Parties, to coordinate in giving notices, if any, to the Trustee under the Indenture and to coordinate the enforcement of the respective rights of the Secured Parties in the Collateral, the parties hereto wish to enter into this Agreement;

         NOW, THEREFORE, in consideration of the premises and mutual agreements hereinafter contained, the parties hereto agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

         Section 1.01. Definitions. Unless the context otherwise requires, all capitalized terms used but not defined herein shall have the meanings set forth in the Revolving Credit Agreement. The following terms, as used in this Agreement, shall have the following meanings:

         "Agreement" means this Intercreditor Agreement.

         "Blockage Notice" has the meaning assigned to such term in the Indenture.

         "Collateral Proceeds" has the meaning assigned to such term in Section 5.04.

         "Decision Period" means, with respect to any decision to be made hereunder, the period designated in a notice delivered by the Collateral Agent pursuant to Section 4.01(a) or 5.02 subject to the following: (i) if the decision relates to a Default and there is no applicable cure period with respect to such Default or if the applicable cure period with respect to such Default has expired, or if the number of days remaining in the applicable cure period with respect to such Default is 29 or fewer, the Decision Period shall end not earlier than 5 days nor later than 10 days after the date of such notice, and (ii) if the decision relates to a Default and the number of days remaining in the applicable cure period with respect to such Default is 30 or more, the Decision Period shall end not earlier than 10 days after the date of such notice nor later than the end of such cure period; provided, that if in the judgment of the Collateral Agent the interests of the Secured Parties or any of them would likely be prejudiced by the observance of clause (i) or (ii) above, the Decision Period shall be such shorter period (but in any event no less than two (2) Business Days, unless otherwise agreed by the party instructing the Collateral Agent) as the Collateral Agent may designate.

         "Default" means any Reimbursement Default and/or any Revolving Credit Default.

         "Defaulting Guarantor" has the meaning assigned to such term in the Guaranty.

         "Event of Default" means any Reimbursement Event of Default and/or any Revolving Credit Event of Default.

         "Fund Guarantor Percentages" means the TPG Percentage, the TCW Percentage and the Green Percentage listed on Schedule I hereto, as such schedule may be amended from time to time.

         "Guarantor Default" has the meaning assigned to such term in the Guaranty.

         "Guaranteed Obligations" has the meaning assigned to such term in the Guaranty.

         "Indenture" has the meaning set forth in the recitals hereof.

         "Notice of Default" has the meaning assigned to such term in Section 5.01.

         "Non-Defaulting Guarantors" means, in the event of a Partial Guarantor Default, those Fund Guarantors, if any, that have satisfied their respective obligations under the Guaranty.

         "Non-Defaulting Payment" has the meaning assigned to such term in
Section 5.04(b).

         "Partial Guarantor Default" means the occurrence of a Guarantor Default that is not a Total Guarantor Default.

         "Reimbursement Default" means any Default (as defined in the Reimbursement Agreement) under the Reimbursement Agreement.

         "Reimbursement Event of Default" means any Event of Default (as defined in the Reimbursement Agreement) under the Reimbursement Agreement.

         "Reimbursement Security Documents" means the Amended and Restated Security Agreement and the Amended and Restated Pledge Agreement in substantially the form attached as Exhibit D and Exhibit E, respectively, to the Reimbursement Agreement, and each other security agreement or other instrument or document executed and delivered to secure any of the Reimbursement Obligations.

         "Reimbursement Secured Parties" has the meaning set forth in the recitals hereof.

         "Revolving Credit Default" means any Default (as defined in the Revolving Credit Agreement) under the Revolving Credit Agreement.

         "Revolving Credit Event of Default" means any Event of Default (as defined in the Revolving Credit Agreement) under the Revolving Credit Agreement.

         "Revolving Credit Secured Parties" has the meaning set forth in the recitals hereof.

         "Revolving Credit Security Documents" means the Security Agreement, Pledge Agreement and each other security agreement or other instrument or document executed and delivered to secure any of the Revolving Credit Obligations.

         "Secured Parties" means, collectively, the Reimbursement Secured Parties and the Revolving Credit Secured Parties.

         "Security Documents" means, collectively, the Revolving Credit Security Documents and the Reimbursement Security Documents.

         "Total Guarantor Default" means the occurrence of a Guarantor Default by all Fund Guarantors under the Guaranty contemporaneously.

         "TPG Guarantor" has the meaning assigned to such term in the Reimbursement Agreement.

         "Transaction Documents" means the Reimbursement Documentation, the Loan Documents and the Guaranty.

         "Trustee" has the meaning assigned to such term in the recitals hereof.

                                   ARTICLE II

                                  COMMUNICATION

         Section 2.01. Sharing of Information. Each of the parties hereto shall use reasonable efforts to make available promptly to the other parties hereto any material information it receives pursuant to any Loan Document or any Reimbursement Documentation, as applicable, regarding (i) the operation and financial condition or business of the Borrower or any Related Party, (ii) the ability of the Borrower or any Subsidiary Loan Party or Subsidiary Reimbursement Party, as the case may be, to pay or perform under the Revolving Credit Obligations or the Reimbursement Obligations when due, (iii) the security interests granted by or pursuant to the Security Documents or the Reimbursement Documentation, (iv) the occurrence of a Guarantor Default or a Reimbursement Event of Default or a Revolving Credit Event of Default, or (v) any other matter regarding the Borrower or any Related Parties, the Revolving Credit Obligations or the Reimbursement Obligations which such party considers to be of common interest to the Fund Guarantors, the Administrative Agent, the Collateral Agent and the Lenders; provided, that (i) this Section 2.01 shall not require any Fund Guarantor or Lender to make available information which, in such party's reasonable judgment, is not of common interest to Fund Guarantors and the Lenders or is subject to confidentiality restrictions which prohibit such disclosure and (ii) no party hereto shall have any liability for any failure to make available to the other parties hereto such information or for any inaccuracy or incompleteness of any such information made available by it in good faith.

         Section 2.02. Enforcement and Other Notices. In the event (and at the time) that any party hereto issues any notice to the Collateral Agent, it shall send a copy of such notice to each other party hereto. Each Secured Party agrees that, if and when requested by another Secured Party, it will provide such information to such other Secured Party as may be necessary to enable such other Secured Party to make any calculation required under the Reimbursement Documentation or the Loan Documents (as the case may be); provided, that (i) this Section 2.02 shall not require any Fund Guarantor to make available information which, in such party's reasonable judgment, is not of common interest to the Fund Guarantors and the Lenders or is subject to confidentiality restrictions which prohibit such disclosure and (ii) neither the Fund Guarantors nor the Administrative Agent shall have any liability for any failure to make available to the other parties hereto such information or for any inaccuracy or incompleteness of any such information made available by it in good faith.

         Section 2.03. Notices to the Trustee under the Indenture.

         (a) The Fund Guarantors and the Lenders hereby appoint the Collateral Agent as their representative for the purpose of giving Blockage Notices or other notices, if any, to the Trustee under the Indenture. The parties hereto hereby agree that, in giving such notices, the Collateral Agent shall abide by instructions given pursuant to Section 5.03 of this Agreement. In the event (and at the time) that the Collateral Agent, acting in its capacity as a representative of the other parties hereunder, issues any notice to the Trustee under the Indenture, it shall send a copy of such notice to each other party hereto.

         (b) Notwithstanding the foregoing, the Fund Guarantors, acting by the written instruction of Fund Guarantors holding 50% or more of the Fund Guarantor Percentages, may appoint a person other than the Collateral Agent to act as their representative for the purpose of giving Blockage Notices or other notices, if any, to the Trustee under the Indenture. The parties hereto hereby agree that, in giving such notices, such representative shall abide by instructions given pursuant to Section 5.03 of this Agreement. In the event (and at the time) that such representative, acting in its capacity as a representative of the Fund Guarantors, issues any notice to the Trustee under the Indenture, it shall send a copy of such notice to each other party hereto.

                                  ARTICLE III

                           NOTICE FOR CERTAIN ACTIONS

         The Administrative Agent (on behalf of itself and each of the Lenders) shall inform the Fund Guarantors promptly following its determination to take any of the following actions (it being understood that the provisions in this Article III shall not affect any of the provisions under Section 5 of the Guaranty):

          (a) the termination of all or any portion of the Commitments;

          (b) the occurrence of a Revolving Credit Event of Default;

          (c) the acceleration of the maturity of any Loan;

          (d) the commencement of proceedings to collect or enforce any or all of the Revolving Credit Obligations;

          (e) the giving of any waiver or consent by the Administrative Agent on behalf of the Lenders or the Required Lenders under any Loan Document;

          (f) any material amendment or modification of any Loan Document; and

          (g) the taking of any other action by the Administrative Agent or any Lender which the Administrative Agent in its good faith judgment believes would be of interest to the Fund Guarantors; and

          (h) the issuance of instructions to the Collateral Agent regarding the issuance of a Blockage Notice under the Indenture; provided that such instructions shall be issued by the Administrative Agent only when it is within the authority of the Administrative Agent to do so under Section 5.03.

                                   ARTICLE IV

                                 DECISIONMAKING

         Section 4.01. Decisionmaking in Respect of the Collateral Agent.

         (a) With respect to the matters covered by this Agreement, and notwithstanding any provision of any Loan Document or Reimbursement Documentation, (1) no Secured Party may exercise any right or power, enforce any remedy, give any direction, consent or waiver or make any determination, under or in respect of any provision of any Reimbursement Documentation or Loan Document (including the issuance of a Blockage Notice under the Indenture), except in accordance with this Agreement, and (2) the Collateral Agent shall not exercise any discretion conferred on it under any Reimbursement Documentation or Loan Document with respect to the exercise of any right or power, the enforcement of any remedy, the giving of any direction, consent or waiver or the making of any determination, under or in respect of any provision of any Reimbursement Documentation or Loan Document, except in accordance with this Agreement; provided, that:

          (i) subject to Section 4.01(b), if, at any time, the Collateral Agent proposes to exercise any discretion conferred on it under any Reimbursement Documentation or Loan Document, then the Collateral Agent shall promptly notify the Fund Guarantors of the matter in question, specifying:

          (A) the manner in which the Collateral Agent proposes to exercise its discretion, or the manner in which it is proposed that the Collateral Agent exercise its discretion, with respect to the matter in question; and

          (B) the Decision Period determined by the Collateral Agent within which the Fund Guarantors must provide the Collateral Agent with instructions with respect to the matter in question, and

          (ii) the Fund Guarantors shall provide a certificate to the Collateral Agent setting forth instructions for responding to each matter for which instructions are sought by the Collateral Agent under Section 4.01(a)(i) within the Decision Period therefor specified pursuant to Section 4.01(a)(i), which instructions shall be binding upon the Collateral Agent; provided, that if the Fund Guarantors fail to provide a certificate setting forth instructions for responding to any matter, the Collateral Agent shall not take any action in respect of such matter; provided further that for so long as the TPG Guarantor is a Non-Defaulting Guarantor, the TPG Guarantor shall act on behalf of the Fund Guarantors, and if the TPG Guarantor is a defaulting party, then the Non-Defaulting Guarantors (acting together, if there is more than one) shall act on behalf of the Fund Guarantors.

          (b) Notwithstanding anything to the contrary in this Agreement:

          (i) the Administrative Agent shall not, without the consent of the Fund Guarantors, have the right to consent or agree to amend, modify, terminate, change or waive any provision of any Loan Document; and

          (ii) the Fund Guarantors shall have the right in their sole discretion to consent or agree to amend, modify, terminate, change or waive any provision of the Reimbursement Documentation (including without limitation actions resulting in the release, sale or pledging of the Collateral).

          (c) Each decision made and each action taken by the Collateral Agent in accordance with the provisions of this Agreement shall be binding upon each of the Secured Parties.

          (d) Nothing herein shall be deemed to prohibit the Administrative Agent from accelerating the maturity of the Loans in the event of a Guarantor Default.

                                   ARTICLE V

                              DEFAULTS AND REMEDIES

         Section 5.01. Notice of Default. Promptly after any party hereto (whether independently or upon notice from a Lender pursuant to the Revolving Credit Agreement) obtains actual knowledge of the occurrence of any Default or Event of Default, as the case may be, such party shall promptly notify the Collateral Agent and the other parties hereto thereof in a writing entitled "Notice of Default" (a "Notice of Default"). Each such Notice of Default shall describe such Default or Event of Default in reasonable detail (including, if known by the party giving such notice, the date such Default or Event of Default occurred). Upon receipt of any Notice of Default, the Collateral Agent shall promptly deliver a copy thereof to the other parties hereto. Neither the Administrative Agent nor the Collateral Agent shall be deemed to have knowledge of any Default or Event of Default unless and until written notice thereof is given to the Administrative Agent or the Collateral Agent, as applicable, by the Borrower, a Lender, the other Agent or any other party hereto.

         Section 5.02. Procedures Following Event of Default. After the Collateral Agent shall have received a Notice of Default:

          (a) At any time after the occurrence and during the continuance of a Total Guarantor Default, the Administrative Agent may serve a notice on the Collateral Agent which (i) describes the Event of Default with respect to which the Administrative Agent is seeking to pursue remedies and (ii) instructs the Collateral Agent to seek instructions from the Lenders as to whether or not such Event of Default should be waived or any amendment should be made to one or more of the Loan Documents in order to cure such Event of Default. The Administrative Agent may and shall, if instructed to do so by the Lenders, give any notice referred to in this Section 5.02 in accordance with the Revolving Credit Agreement. If the Collateral Agent receives any such notice from the Administrative Agent pursuant to this
     Section 5.02(a), the Collateral Agent shall promptly notify the other parties hereto and shall request instructions from the Administrative Agent within the specified Decision Period as to whether or not the Event of Default specified in such notice should be waived or any amendment should be made to one or more of the Loan Documents in order to cure such Event of Default.

          (b) At any time after the occurrence and during the continuance of a Partial Guarantor Default in which the TPG Guarantor is a not a defaulting party, any Fund Guarantor or the Administrative Agent may serve a notice on the Collateral Agent which (i) describes the Event of Default with respect to which the Fund Guarantor or the Administrative Agent is seeking to pursue remedies and (ii) instructs the Collateral Agent to seek instructions from the TPG Guarantor as to whether or not such Event of Default should be waived or any amendment should be made to the Reimbursement Documentation and/or one or more of the Loan Documents in order to cure such Event of Default. If the Collateral Agent receives any notice from the TPG Guarantor pursuant to this Section 5.02(b), the Collateral Agent shall promptly notify the other parties hereto and shall request instructions from the TPG Guarantor within the specified Decision Period as to whether or not the Event of Default specified in such notice should be waived or any amendment should be made to the Reimbursement Documentation and/or one or more of the Loan Documents in order to cure such Event of Default.

          (c) At any time after the occurrence and during the continuance of a Partial Guarantor Default in which the TPG Guarantor is a defaulting party, the Administrative Agent may serve a notice on the Collateral Agent which
     (i) describes the Event of Default with respect to which the Administrative Agent is seeking to pursue remedies and (ii) instructs the Collateral Agent to seek instructions from the Non-Defaulting Guarantors as to whether or not such Event of Default should be waived or any amendment should be made to one or more of the Loan Documents in order to cure such Event of Default. The Administrative Agent may and shall, if instructed to do so by the Lenders, give any notice referred to in this Section 5.02 in accordance with the Revolving Credit Agreement. If the Collateral Agent receives any such notice from the Non-Defaulting Guarantors pursuant to this Section 5.02(a), the Collateral Agent shall promptly notify the other parties hereto and shall request instructions from the Non-Defaulting Guarantors within the specified Decision Period as to whether or not the Event of Default specified in such notice should be waived or any amendment should be made to one or more of the Loan Documents in order to cure such Event of Default.

         Nothing in this Section 5.02 shall be deemed to require the Administrative Agent to waive a Guarantor Default.

         Section 5.03. Exercise of Remedies. If the Collateral Agent has received a Notice of Default pursuant to Section 5.01, and such Default or Event of Default has not been waived and no amendment to the Loan Documents or Reimbursement Documentation has been made to cure such Event of Default pursuant to Section 5.02:

          (a) At the instruction of the Non-Defaulting Guarantors, if any, or in the case of a Total Guarantor Default, the Administrative Agent, the Collateral Agent shall exercise the remedies specified in such instruction, including (to the extent specified therein) (i) seeking to enforce the Revolving Credit Security Documents or the Reimbursement Security Documents, as the case may be, (ii) issuing a Blockage Notice or other notices to the Trustee under the Indenture, (iii) seeking to realize upon the Collateral or (iv) in the case of a proceeding against the Borrower or any other Person under any applicable law relating to bankruptcy, insolvency, liquidation, reorganization, moratorium, winding up or composition or readjustment of debts or similar circumstances, seeking to enforce the claims of the Secured Parties thereunder.

          (b) Notwithstanding anything to the contrary contained in this Agreement, the Collateral Agent shall not, at the instruction of the Administrative Agent or any Lender, commence or otherwise take any action or proceeding to realize upon any or all of the Collateral or exercise any other rights or enforce any other remedies available under the Loan Documents or as a matter of law unless and until (i) a Guarantor Default has occurred and is continuing, and (ii) the Administrative Agent has exhausted all reasonably practical remedies available under the Guaranty.

         Section 5.04. Application of Collateral Proceeds. Subject to Section 5.03, the proceeds of any collection, recovery, receipt, appropriation, realization or sale of any or all of the Collateral (the "Collateral Proceeds") shall be applied as follows:

          (a) in the case of a Total Guarantor Default:

          FIRST, to the payment of all costs and reasonable expenses incurred by the Collateral Agent (in its capacity as such hereunder or under any other Reimbursement Documentation) in connection with such collection or sale or otherwise in connection with this Agreement or any of the Revolving Credit Obligations, including all court costs and the reasonable fees and expenses of its agents and legal counsel, the repayment of all advances made by the Collateral Agent hereunder or under any other Loan Document on behalf of any Grantor (as defined in Revolving Credit Security Documents) and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Revolving Credit Documentation;

          SECOND, to the payment in full of the Revolving Credit Obligations outstanding (the amounts so applied to be distributed among the Revolving Credit Secured Parties pro rata in accordance with the amounts of the Revolving Credit Obligations owed to them on the date of any such distribution);

          THIRD, to the payment in full of the Reimbursement Obligations outstanding pro rata in accordance with the amounts, if any, of such Reimbursement Obligations;

          FOURTH, to the payment in full of the Indenture Obligations outstanding; and

          FIFTH, to the Grantors (as defined in Revolving Credit Security Documents), their successors or assigns, or as a court of competent jurisdiction may otherwise direct.

          (b) in the case of a Partial Guarantor Default:

          FIRST, to the payment of all costs and reasonable expenses incurred by the Collateral Agent (in its capacity as such hereunder or under any other Reimbursement Documentation) in connection with such collection or sale or otherwise in connection with this Agreement, any of the Revolving Credit Obligations and the Reimbursement Obligations, including all court costs and the reasonable fees and expenses of its agents and legal counsel, the repayment of all advances made by the Collateral Agent hereunder or under any other Loan Document or Reimbursement Documentation on behalf of any Grantor (as defined in Security Documents) and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Document and Reimbursement Documentation;

          SECOND, (i) payment in full among such Non-Defaulting Guarantors in accordance with the amounts paid under the Guaranty by such Non-Defaulting Guarantors, in an aggregate amount equal to the product of (x) the Collateral Proceeds and (y) a fraction the numerator of which shall be the amount paid by all Non-Defaulting Guarantors under, pursuant to or in connection with the Guaranty (the "Non-Defaulting Payment"), reduced by the amount paid, if any, by the Borrower under, pursuant to and in connection with the Reimbursement Agreement to reimburse any Non-Defaulting Guarantor, and the denominator of which shall be the amount of the Guaranteed Obligations (as defined in the Guaranty) then due and payable under the Guaranty; and (ii) payment in full to the Administrative Agent for the benefit of the Revolving Credit Secured Parties an amount equal to the product of (x) the Collateral Proceeds and (y) a fraction the numerator of which shall be the amount of all payments due and owing from the Borrower under the Revolving Credit Agreement, reduced by the Non-Defaulting Payment, and the denominator of which shall be the amount of the Guaranteed Obligations (as defined in the Guaranty) then due and payable under the Guaranty.

          THIRD, to the payment in full of the Indenture Obligations outstanding; and

          FOURTH, to the Grantors (as defined in Revolving Credit Security Documents), their successors or assigns, or as a court of competent jurisdiction may otherwise direct.

          (c) in the case of no Guarantor Default:

          FIRST, to the payment of all costs and reasonable expenses incurred by the Collateral Agent (in its capacity as such hereunder or under any other Reimbursement Documentation) in connection with such collection or sale or otherwise in connection with this Agreement or any of the Reimbursement Obligations, including all court costs and the reasonable fees and expenses of its agents and legal counsel, the repayment of all advances made by the Collateral Agent hereunder or under any other Reimbursement Documentation on behalf of any Grantor (as defined in Reimbursement Security Documents) and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Reimbursement Documentation;

          SECOND, to the payment in full of the Reimbursement Obligations outstanding pro rata in accordance with the amounts, if any, of such Reimbursement Obligations;

          THIRD, to the payment in full of the Revolving Credit Obligations outstanding (the amounts so applied to be distributed among the Revolving Credit Secured Parties pro rata in accordance with the amounts of the Revolving Credit Obligations owed to them on the date of any such distribution);

          FOURTH, to the payment in full of the Indenture Obligations outstanding; and

          FIFTH, to the Grantors (as defined in Reimbursement Security Documents), their successors or assigns, or as a court of competent jurisdiction may otherwise direct.

                                   ARTICLE VI

                              AMENDMENTS, TRANSFERS

         Section 6.01. Amendments to this Agreement. No provision of this Agreement may be amended, supplemented or otherwise modified except with the prior written consent of the Fund Guarantors, the Administrative Agent (acting at the direction of the Lenders pursuant to the Revolving Credit Agreement), and the Collateral Agent; provided, that the Borrower shall be given notice of any amendment to Section 5.04 hereof.

         Section 6.02. Transfers of Obligations. In the event that any Fund Guarantor, the Administrative Agent or any Lender proposes to sell or transfer to one or more third parties all or part of its interest in the Reimbursement Obligations or the Revolving Obligations (other than by the granting of a participating interest therein), as the case may be, it (or, in the case of any Lender, the Administrative Agent on its behalf) shall provide to such third parties a copy of this Agreement, and no such sale or transfer shall be undertaken if the effect thereof would be to cause any portion of such Reimbursement Obligations or Revolving Credit Obligations to be held by any person or entity which has not agreed to be bound by the terms of this Agreement.

                                  ARTICLE VII

                                  MISCELLANEOUS

         Section 7.01. Notices. Any notice, request or other communication to be given or made under this Agreement shall be in writing (it being understood that telephone numbers are provided below for the purpose of confirmation only). The notice, request or other communication may be delivered by hand, airmail, facsimile or established courier service to the party's address specified below or at such other address as such party notifies to the other parties from time to time and will be effective upon receipt or, in the case of delivery by hand or established courier service, upon refusal of the intended recipient to accept delivery:

               (a)  If to the Fund Guarantors, to:

                    Texas Pacific Group
                    301 Commerce Street, Suite 3300
                    Fort Worth, TX  76102
                    Attention: James J. O'Brien
                    Telecopy:  (817) 871-4010

                    Leonard Green & Partners, L.P.
                    11111 Santa Monica Boulevard, Suite 2000
                    Los Angeles, CA  90025
                    Attention:  John Baumer
                    Telecopy: (310) 954-0404

                    TCW/Crescent Mezzanine Partners III, L.P.
                    11100 Santa Monica Boulevard, Suite 2000
                    Los Angeles, CA  90025
                    Attention:  Jean-Marc Chapus

                    with a copy to:

                    Cleary, Gottlieb, Steen & Hamilton
                    One Liberty Plaza
                    New York, NY  10006
                    Attention:  Michael Gerstenzang, Esq.
                    Telecopy:  (212) 225-3999

                    Kramer Levin Naftalis & Frankel LLP
                    919 Third Avenue
                    New York, NY  10022
                    Attention:  Howard A. Sobel, Esq.
                    Telecopy:  (212) 715-8000

               (b)  If to the Administrative Agent, to:

                    Citicorp USA, Inc.
                    2 Penns Way, Suite 200
                    New Castle, DE  19720
                    Attention:  David Graber
                    Telecopy: (302) 894-6120

               (c)  If to the Collateral Agent, to:

                    Citicorp USA, Inc.
                    2 Penns Way, Suite 200
                    New Castle, DE  19720
                    Attention:  David Graber
                    Telecopy:  (302) 894-6120

               (d)  If to the Borrower, to:

                    MEMC Electronic Materials, Inc.
                    501 Pearl Drive
                    St. Peter's,  MO 63376
                    Attention:  Treasurer
                    Telecopy:  (636) 474-5158



         Section 7.02. Severability. If any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         Section 7.03. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

         Section 7.04. Benefits of Agreement. Nothing in this Agreement, express or implied, shall give to the Borrower, any other Related Party or any other person or entity other than the parties hereto and their successors and permitted assigns, any benefit or any legal or equitable right or remedy under this Agreement. This Agreement shall be binding upon the parties hereto and their respective successors, assigns or transferees who become Secured Parties entitled to the benefits of the Collateral.

         Section 7.05. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all the counterparts shall together constitute one and the same instrument.

         Section 7.06. No Partnership. Nothing contained in this Agreement and no action by any Secured Party or the Collateral Agent is intended to constitute or shall be deemed to constitute among such Secured Parties and the Collateral Agent (or any of them) a partnership, association, joint venture or other entity.

         Section 7.07. No Impairments. Nothing in this Agreement is intended or shall be construed to impair, diminish or otherwise adversely affect any other rights the Secured Parties may have or may obtain against the Borrowers or any other Related Party.

         Section 7.08. Waivers. No waiver of any provision of this Agreement shall be effective unless the same shall be in writing and signed by the Fund Guarantors and the Administrative Agent (and, if such waiver increases the obligations of the Collateral Agent, the Collateral Agent), and any such waiver shall be effective only in the specific instance and for the specific purpose for which given. No delay on the part of any Secured Party in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial waiver by such Secured Party of any right, power or remedy preclude any further exercise thereof, or the exercise of any other right, power or remedy.

         Section 7.09. Conflicts With Other Security Documents. In the event of any conflict between the terms of this Agreement and any Reimbursement Documentation or Loan Document, the provisions of this Agreement shall control. For the avoidance of doubt, nothing in Section 5.02 shall be construed to restrict the right of the Fund Guarantors, at any time, to elect to waive any Event of Default other than a Guarantor Default or agree to any amendment of the Reimbursement Documentation in order to cure such Event of Default, and nothing in this Agreement shall be construed to restrict the unilateral exercise by any Fund Guarantor of its rights under the Reimbursement Documentation. Nothing in this Agreement shall be construed to restrict the exercise by the Administrative Agent and the Lenders of their rights under the Guaranty.

         Section 7.10. Integration. This Agreement represents the agreement of the Secured Parties with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by any Secured Party relative to subject matter hereof not expressly set forth or referred to herein or in the Transaction Documents.

         Section 7.11. Representations. Each of the parties hereto represents and warrants, as to itself, that it has duly authorized, executed and delivered this Agreement and that this Agreement is the legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms.

         Section 7.12. Termination. Upon the indefeasible payment in full of the Guaranteed Obligations and the termination of the Commitments, this Agreement shall terminate and shall be of no further force and effect.

         Section 7.13. No Reliance. No Secured Party has relied on any representation or warranty of any other Secured Party with respect to this Agreement and the transactions contemplated hereunder unless such representation or warranty has been set forth expressly in this Agreement.

         Section 7.14. Certain Agreements. Nothing herein shall require the Administrative Agent or the Collateral Agent to take any action that in the reasonable opinion of the Administrative Agent or the Collateral Agent would be contrary to the terms of this Agreement or applicable law or subject the Administrative Agent or the Collateral Agent to personal liability. The Administrative Agent or the Collateral Agent shall in all cases be fully justified in failing or refusing to take such action unless it shall receive further assurances to its reasonable satisfaction of any applicable indemnification obligations in respect of such action.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Intercreditor Agreement as of the date first above written.


                                    TPG PARTNERS III, L.P.
                                    By: TPG GenPar III, L.P.
                                          Its General Partner

                                    By: TPG GenPar III, Inc.
                                          Its General Partner

                                     By: /s/ Richard A. Ekleberry
                                         ---------------------------------
                                        Name: Richard A. Ekleberry
                                        Title: Vice President


                                    TCW/CRESCENT MEZZANINE PARTNERS III, L.P.
                                    AND TCW/CRESCENT MEZZANINE TRUST III

                                    By: TCW/Crescent Mezzanine Management III,
                                        L.L.C., as Its Investment Manager

                                    By: TCW Asset Management Company,
                                        as Its Sub-Advisor

                                     By: /s/ Jean-Marc Chapus
                                         ---------------------------------
                                        Name: Jean-Marc Chapus
                                        Title: Managing Director

                                     By: /s/ James C. Shevlet, Jr.
                                         ---------------------------------
                                        Name: James C. Shevlet, Jr.
                                        Title: Senior Vice President


                                    GREEN EQUITY INVESTORS III, L.P.
                                    By: GEI Capital III, LLC, as its
                                        General Partner

                                     By: /s/ John Danhakl
                                         ---------------------------------
                                        Name: John Danhakl
                                        Title: Manager

                                     GREEN EQUITY INVESTORS SIDE III, L.P.
                                     By: GEI CAPITAL III, LLC,
                                         as its General Partner

                                     By /s/ John Danhakl
                                        ------------------------
                                       Name: John Danhakl
                                       Title: Manager


                                    CITICORP USA, INC., as Administrative Agent

                                     By: /s/ Edward T. Crook
                                         ---------------------------------
                                        Name: Edward T. Crook
                                        Title: Managing Director and
                                               Vice President


                                     CITICORP USA, INC., as Collateral Agent

                                     By: /s/ Edward T. Crook
                                         ---------------------------------
                                        Name: Edward T. Crook
                                        Title: Managing Director and
                                               Vice President

                                     The undersigned hereby acknowledges and
                                     agrees to the foregoing terms and
                                     provisions. By acknowledging and
                                     agreeing to this Agreement, the
                                     undersigned acknowledges and
                                     agrees to the provisions hereof as
                                     they relate to the relative rights of the Fund Guarantors, the Administrative Agent and the Lenders.

                                     ACKNOWLEDGED AND AGREED:


                                     MEMC ELECTRONIC MATERIALS, INC.


                                      By: /s/ Kenneth L. Young
                                          ---------------------------------
                                        Name: Kenneth L. Young
                                        Title: Treasurer

                                   SCHEDULE I

--------------------------------------------------------------------------------
         PARTY                                   PERCENTAGE
================================================================================
   Green Percentage                                 20%
--------------------------------------------------------------------------------
    TPG Percentage                                  60%
--------------------------------------------------------------------------------
    TCW Percentage                                  20%
--------------------------------------------------------------------------------